EXHIBIT 22.1

SUBSIDIARIES OF CABLETRON SYSTEMS, INC.

Cabletron Systems de Argentina S.A. (Argentina)
Cabletron Systems Pty. Limited (Australia)
Cabletron Systems do Brasil Representacoes Ltda. (Brazil)
Cabletron Systems of Canada Limited (Canada)
Cabletron Systems Chile (Chile)
Cabletron Systems de Colombia Ltda. (Colombia)
Cabletron Systems Inc.—Organizaoni Slozka (Czech Republic)
Cabletron Systems Acquisition, Inc. (Delaware)
Cabletron Systems Government Sales, Inc. (Delaware)
Cabletron Insurance Company (Vermont)
Cabletron Systems Sales & Service, Inc. (Delaware)
Cabletron Systems, Inc. of USA (China)
Cabletron Systems Ltd. (England)
Cabletron Systems S.A. (France)
Cabletron Systems, GmbH (Germany)
Cabletron Systems Limited (Bermuda)
Cabletron Systems (Distribution) Limited (Ireland)
Cabletron Systems Inc. (Hong Kong)
Cabletron Systems S.r.l. (Italy)
Cabletron Systems, K.K. (Japan)
Cabletron Systems, Pte Ltd (Korea)
Cabletron Systems Sdn Bhd (Malaysia)
Cabletron Systems, S.A. de C. V. (Mexico)
Cabletron Systems Benelux, B.V. (Netherlands)
Cabletron Systems, Pte Ltd. (Singapore)
Cabletron Systems S.A. (Spain)
Cabletron Systems, A.B. (Sweden)
Cabletron Systems AG (Switzerland)
Cabletron Systems de Venezuela C.A. (Venezuela)
Cabletron Systems India Pvt Ltd. (India)
Aprisma Management Technologies, Inc. (Delaware)
Enterasys Networks, Inc. (Delaware)
Fivemere Ltd (UK)
Fivemere Asia-Pacific Singapore Limited (Singapore)
Fivemere Developments Limited (UK)
GlobalNetwork Technology Services, Inc. (Delaware)
International Cable Networks, Inc. (Virgin Islands)
NetVantage, Inc. (Delaware)
Network Express, Inc. (Michigan)
Network Express GmbH (Germany)
Network Express K.K. (Japan)
Network Express Europe Limited (UK)
The OASys Group, Inc. (California)
Riverstone Networks, Inc. (Delaware)
ZeitNet Inc. (California)